Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-12561, 333-75166, 333-115429, 333-115430, 333-115432, 333-126693, 333-152458 and 333-160925 of our reports dated February 23, 2010, relating to the financial statements and financial statement schedule of Pentair, Inc. and subsidiaries (the “Company”)( which reports expressed an unqualified opinion and included an explanatory paragraph related to the Company’s change in its method of accounting for noncontrolling interest) and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2009.

Minneapolis, Minnesota
February 23, 2010